UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2023

Zevra Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

(321) 939-3416
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

On April 25, 2023, Zevra Therapeutics, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), for the following purposes:

●	to elect three Class II directors to the Company’s board of directors to hold office until the 2026 annual meeting of stockholders;

●	to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and

●
to vote on the Mangless Proposal to adopt a resolution that would repeal any provision of the Company’s Amended and Restated Bylaws in effect at the time of the Annual Meeting that was not included in the Company’s Amended and Restated Bylaws in effect as of January 1, 2023 (other than the change of the Company’s name).

Of the 34,540,414 shares outstanding as of the March 1, 2023 record date, at least 17,523,417 shares, or 50.73%, were present or represented by proxy at the 2023 Annual Meeting.

At the 2023 Annual Meeting, each of John B. Bode, Douglas W. Calder, and Corey Watton was elected as a director of the Company. Also at the 2023 Annual Meeting, the stockholders of the Company ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. Finally, the Mangless Proposal to adopt a resolution that would repeal any provision of the Company’s Amended and Restated Bylaws in effect at the time of the Annual Meeting that was not included in the Company’s Amended and Restated Bylaws in effect as of January 1, 2023 (other than the change of the Company’s name) was approved. Other than the change in the Company’s name, there were no provisions of the Company’s Amended and Restated Bylaws that were adopted on or after January 1, 2023 and prior to the 2023 Annual Meeting.

Based on tabulation and validation by First Coast Results, the independent inspector of election for the 2023 Annual Meeting, the final voting results on each of the matters submitted to a vote of stockholders at the 2023 Annual Meeting were as follows:

1.	Election of Directors	For	Withheld	Broker Non-Votes
	Richard W. Pascoe*	3,291,359	14,226,745	-
	Christopher A. Posner*	2,671,935	14,846,170	-
	David S. Tierney, M.D.*	2,489,089	15,029,016	-
	John B. Bode**	13,846,506	3,644,488	-
	Douglas W. Calder**	13,931,237	3,559,490	-
	Corey Watton**	13,946,989	3,543,810	-
	* Directors nominated by the Company ** Directors nominated by Daniel J. Mangless

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.	16,255,418	326,824	941,175	-

		For	Against	Abstentions	Broker Non-Votes
3.	The Mangless Proposal, to adopt a resolution that would repeal any provision of the Company’s Amended and Restated Bylaws in effect at the time of the Annual Meeting that was not included in the Company’s Amended and Restated Bylaws in effect as of January 1, 2023 (other than the change of the Company’s name).	14,491,565	2,913,126	118,726	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: April 26, 2023	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer